$150,000,000

                      DIAMOND SHAMROCK, INC.

                   Medium-Term Notes, Series B

                        AMENDMENT NO. 3 TO
                         AGENCY AGREEMENT


                                            July 19, 1995


Lehman Brothers Inc.             NatWest Capital Markets Limited
American Express Tower           175 Water Street
World Financial Center           New York, New York 10038
New York, New York  10285

CS First Boston Corporation      Chemical Securities Inc.
Park Avenue Plaza                270 Park Avenue
New York, New York  10055        New York, New York 10017

Merrill Lynch & Co.
Merrill Lynch, Pierce,
  Fenner & Smith Incorporated
North Tower
World Financial Center
New York, New York 10281

Dear Sirs:

     Diamond Shamrock, Inc. (formerly known as Diamond Shamrock R&M, Inc.), a Delaware corporation (the "Company"), makes reference to the Agency Agreement dated January 25, 1990 (the "Agency Agreement"), as amended by Amendment No. 1 to the Agency Agreement dated May 18, 1990 and Amendment No. 2 to the Agency Agreement dated December 9, 1991, among the Company and Lehman Brothers, Inc., CS First Boston Corporation, and Merrill Lynch
& Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (individually, along with NatWest Capital Markets Limited and Chemical Securities Inc., an "Agent" and, collectively, along with NatWest Capital Markets Limited and Chemical Securities Inc., the "Agents") and confirms its agreement with each of you to amend the Agency Agreement as set forth herein.

     1.  Medium-Term Notes, Series B.  The term "Medium-Term
Notes, Series A" is hereby deleted wherever it appears in the Agency Agreement and the Exhibits thereto and the term
"Medium-Term Notes, Series B" is hereby substituted in lieu thereof.

    2. Corporate Name Changes. The names "Diamond Shamrock R&M, Inc.", "Shearson Lehman Hutton Inc.", "Shearson Lehman Hutton Special Securities Incorporated" and "Merrill Lynch Capital Markets" are hereby deleted wherever they appear in the Agency Agreement and the Exhibits thereto and the names "Diamond Shamrock, Inc.", "Lehman Brothers Inc.", "Lehman Government Securities Inc." and "Merrill Lynch & Co.", respectively, are hereby substituted in lieu thereof.

      3. Additional Agents. By execution hereof, the parties acknowlege that the Company has properly exercised its right under Section 2(a) of the Agency Agreement to appoint NatWest Capital Markets Limited ("NatWest") and Chemical Securities Inc. as Additional Agents under the Agency Agreement, and by execution hereof, NatWest and Chemical Securities Inc. acknowlege that they shall, from and after the date of this Amendment No. 3, be entitled to all of the rights and benefits, and be subject to all of the duties and obligations, of an Agent under the Agency Agreement. The parties also acknowlege that the Company has heretofor properly exercised its right under
Section 2(a) of the Agency Agreement to appoint CS First Boston Corporation as an Additional Agent under the Agency Agreement effective as of December 9, 1991, and that as of that date CS First Boston Corporation became entitled to all of the rights and benefits, and subject to all of the duties and obligations, of an Agent under the Agency Agreement.

       4.     Section l(a).  Section 1(a) of the Agency
Agreement is hereby amended to read in full as follows:

          (a) General.   A registration statement on Form S-3
(No. 33-59451) has been prepared and filed by the Company in conformity in all material respects with the requirements of the Securities Act of 1933 (the "Act") and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and such Registration Statement has become effective under the Act. The Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). As used in this Agreement, (i) "Registration Statement" means such registration statement as it became effective under the Act and as from time to time further amended or supplemented thereafter; (ii) "Basic Prospectus" means the prospectus (including all documents incorporated therein by reference) included in the Registration Statement and (iii) "Prospectus" means the Basic Prospectus and any amendments or supplements relating to the Notes, as filed with the Commission pursuant to paragraph (b) of Rule 424 of the Rules and Regulations. The Commission has not issued any order preventing or suspending the use of the Prospectus.

     5.  Exhibit A (Schedule of Payments).  Exhibit A to the
Agency Agreement is hereby amended by deleting the last row of the chart set forth therein and by adding the following rows to such chart:

    15 years to less than 20 years,         .650%
    20 years to 30 years                    .750%

     6.  Exhibit B (Administrative Procedures).  Exhibit B to
the Agency Agreement is hereby amended by:

     (a) Deleting the phrase "due from nine months to 15 years from date of issue" in the first sentence thereof and substituting, in lieu thereof, the phrase "due from nine months to 30 years from date of issue";

     (b) Deleting the phrase "January 15 and July 15 of each year" in the first paragraph under the heading "Interest Payments" and substituting, in lieu thereof, the phrase "May 15 and November 15 of each year,(or such other dates provided in the applicable pricing supplement)(whether or not a Business
Day)";

     (c) Deleting the phrase "January 1 or July 1 (whether or not a Business Day)" in the second sentence of the third paragraph under the heading "Interest Payments" and substituting, in lieu thereof, the phrase "May 1 or November 1
(or such other dates provided in the applicable pricing supplement)(whether or not a Business Day)";

    (d) Deleting "$1,000,000" wherever it appears from the paragraph relating to "Issuance" in the section entitled
"Special Administrative Procedures For Book-Entry Notes", and substituting "$150,000,000" therefor;

    (e) Deleting "100,000,000" from paragraph B of the paragraph relating to "Settlement Procedures" in the section entitled Special Administrative Procedures For Book-Entry Notes", and substituting "$150,000,000" therefor, and deleting the text of paragraph I from such Section B and substituting "The Trustee will wire transfer funds which are transfered to the Trustee in accordance with Settlement Procedure F to the account maintained by Company at Chase Manhattan Bank, N.A., ABA Number 021000021, Account Number 9102575041, or to such other institution and account designated by Company in writing delivered to the Trustee at least five business days prior to the date of settlement";

    (f) Amending the paragraph set out under the heading
"Denominations" to read: "The Notes (other than Notes represented by Global Securities) will be issued and payable in U.S. dollars, and will be issued in denominations which are integral multiples of $1000"; and

    (g) Amending the paragraph set out in the section entitled "Special Administrative Proceedures For Book-Entry Notes" under the heading "Denominations" so that the first sentence of such paragraph reads "Book-Entry Notes will be issued in principal amounts which are integral multiples of $1000".

    7.   Certain Agreements of NatWest.   In consideration of
the designation of NatWest as an Additional Agent under the Agency Agreement, NatWest hereby agrees that, unless specifically permitted by applicable law, it will not offer or sell Notes within the United States of America, its territories or possesions, or to persons who are citizens thereof or residents therein, provided that NatWest Securities Corporation, an affiliate of NatWest and a United States broker-dealer, may act as a selling broker with respect to the Notes, acting as agent for purchasers within the United States. NatWest further agrees that it will not offer or sell prior to the date six months after their date of issue any Notes having an original maturity of one year or greater to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing, or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; that it will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Notes in, from, or otherwise involving the United Kingdom; and that it will issue or pass on in the United Kingdom any document received by it in connection with the issue of the Notes only to a person who is of a kind described in
Article 11(3) of the Financial services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom such document may otherwise lawfully be issued or passed on.

     8. Delivery of Documents. The documents required to be delivered pursuant to Section 6 of the Agency Agreement shall be delivered at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, not later than 10:00 a.m., New York City time, on the date of this Amendment No. 3 or at such later time as may be mutually agreed upon by the Company and the Agents, which in no event shall be later than the time at which the Agents recommence solicitation of offers to purchase Notes under the Agency Agreement.

     9. Pricing Supplements. The parties hereto hereby agree that in connection with the sale of any Notes, the Pricing Supplements referred to in the Procedures (as defined in the Agency Agreement) shall be substantially in the form of Exhibit A hereto.

     This Amendment No. 3 shall take effect on and as of the date first above written. Except as amended hereby, all other terms and conditions of the Agency Agreement shall continue in term full force and effect. THIS AMENDMENT NO. 3 SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

      If the foregoing correctly sets forth our agreement, please indicate your acceptance hereof in the space provided for that purpose below.

                            Very truly yours,

                            DIAMOND SHAMROCK, INC.


                            By:/s/ R.C. BECKER
                                   R. C. Becker, Vice President
                                    and Treasurer

CONFIRMED AND ACCEPTED, as of
the date first above written:

LEHMAN BROTHERS INC.


By: /s/ JOHN F. KLAGHLAN
        John F. Klaghlan
        Authorized Signatory



CS FIRST BOSTON CORPORATION


By: /s/ RICHARD W. KURZ
        Richard W. Kurz
        Authorized Signatory

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED


By: /s/ ROBERT J. LITTLE
        Robert J. Little
        Authorized Signatory

NATWEST CAPITAL MARKETS LIMITED


By: /s/ KEN BAUGH
        Ken Baugh
        Authorized Signatory

CHEMICAL SECURITIES INC.

By: /s/ PETER MADONIA
        Peter Madonia
        Authorized Signatory

W2966.TW

                           EXHIBIT A

                   Forms of Pricing Supplements

                                   Rule 424(b)(   )
                                   Registration Statement No. ____________


PRICING SUPPLEMENT NO. _______________
Dated _____________, to
Prospectus, dated _______________, and
Prospectus Supplement dated __________________


                      DIAMOND SHAMROCK, INC.
                   Medium-Term Notes, Series B
                           (Fixed Rate)


       Due from Nine Months to 30 Years from Date of Issue

Interest Payable each ______________ and _______________ and at Maturity

Principal Amount: _________________

Issue Price: ___________________

Agent's Commission: _______________

Trade Date: ____________________

Original Issue Date: ______________

Net Proceeds to Issuer: ______________

Interest Rate Per Annum: _____________

Overdue Rate: _________________

Stated Maturity: ________________

Repurchase Price (for Discount Securities): _______________

Redemption Information: ______________

Currency or Currency Units: ______________
 (if other than U.S.
 dollars, see attached)

Form: [ ] Book-Entry     [   ] Certificated

[If applicable: [name of Agent] has purchased the Notes offered hereby as principal in this transaction for resale to one or more investors or to another broker-dealer (acting as principal for purposes of resale) at varying prices related to prevailing market prices at the time of resale as determined by [name of Agent).]

The aggregate principal amount of this offering is U.S. $____________ (which, if the securities offered hereby are denominated in a currency or currency unit other than U.S. dollars, is the equivalent, in the currency or currency units set forth herein, of the principal amount set forth herein at the Exchange Rate set forth herein) and relates only to Pricing Supplement No. ____________. Medium-Term Notes, Series B, may be issued by the Company in an aggregate principal amount of up to U.S. $150,000,000 or the equivalent in foreign currency or foreign currency units set forth herein, of the principal amount set forth herein at the Exchange Rate set forth herein) and relates only to Pricing Supplement No. _______________. Medium-Term Notes, Series B, may be issued by the Company in an aggregate principal amount of up to U.S. $150,000,000 or the equivalent in foreign currency or foreign currency units, less an amount equal to the aggregate proceeds to the Company from the sale of any other Debt Securities, including other series of medium-term notes, and, to date, including this offering, an aggregate of U.S. $_______________, or the equivalent in foreign currency units of Medium-Term Notes, Series B, and all other Debt Securities, has been issued.

                                         Rule 424(b)(  )
                                         Registration Statement No. ___________

PRICING SUPPLEMENT NO. _______________
Dated _______________, to
Prospectus, dated ____________________, and
Prospectus Supplement dated __________________________

                      Diamond Shamrock, Inc.
                   Medium-Term Notes, Series B
                         (Floating Rate)

       Due from Nine Months to 30 Years from Date of Issue

Principal Amount:                    Currency or Currency Units:
                                     (if other than U.S. dollars, see
                                     attached)

Issue Price:                         Calculation Agent:

Agent's Commission: ______%

Interest Rate Basis:

                                     Initial Interest Rate: _________%
(  ) Treasury Rate                   Trade Date:  ___________________
(  ) LIBOR                           Original Issue Date: ___________
(  ) Commercial Paper Rate           Net Proceeds to Issuer: $__________
(  ) Federal Funds Effective Rate    Stated Maturity: _______________
(  ) Prime Rate                      Maximum Interest Rate: _________%
(  ) CD Rate                         Minimum Interest Rate: _________%
(  ) Other:      (see attached)      Spread: (+ -) __________________


Overdue Rate: _________%

Index Maturity:  _________________

Interest Rate Reset Period: _________________________________
                            daily, weekly, monthly, quarterly,
                            semi-annually, or annually

Interest Payment Dates:

Regular Record Dates:

Interest Determination Dates:

Repurchase Price (for Discount Securities):

Redemption Information:

Form:  [ ] Book-Entry [ ] Certificated

[If applicable: [name of Agent] has purchased the Notes offered hereby as principal in this transaction for resale to one or more investors or to another broker-dealer (acting as principal for purposes of resale) at varying prices related to prevailing market prices at the time of resale as determined by [name of Agent].]

The aggregate principal amount of this offering is U.S. $______________ (which, if the securities offered hereby are denominated in a currency or currency unit other than U.S. dollars, is the equivalent, in the currency or currency units set forth herein, of the principal amount set forth herein at the Exchange Rate set forth herein) and relates only to Pricing Supplement No. _______________. Medium-Term Notes, Series B, may be issued by the Company in an aggregate principal amount of up to U.S. $150,000,000 or the equivalent in foreign currency or foreign currency units, less an amount equal to the aggregate proceeds to the Company from the sale of any other Debt Securities, including other series of medium-term notes, and, to date, including this offering, an aggregate of U.S. $_______________, or the equivalent in foreign currency units of Medium-Term Notes, Series B, and all other Debt Securities, has been issued.